EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 16, 2013 (except for the second paragraph of Note 10, as to which the date is October 25, 2013), in Amendment No. 4 to the Registration Statement (Form S-1, No. 333-191567) and related Prospectus of GlycoMimetics, Inc. for the registration of 5,750,000 shares of its common stock.

/s/ Ernst & Young LLP

McLean, Virginia

January 7, 2014